                                                                    EXHIBIT 99.1


NATURAL RESOURCE PARTNERS L.P.                                    [NRP LOGO]
601 JEFFERSON ST., SUITE 3600, HOUSTON, TX 77002

NEWS RELEASE

================================================================================
                         NATURAL RESOURCE PARTNERS L.P.
                           REPORTS THIRD QUARTER 2003
                          NET INCOME OF $0.44 PER UNIT

HIGHLIGHTS:

     o    NET INCOME OF $10.1 MILLION OR $0.44 PER UNIT

     o    EBITDA OF $19.4 MILLION

     o    RECENTLY ANNOUNCED INCREASE IN QUARTERLY DISTRIBUTION TO $0.5375 PER
          UNIT

HOUSTON, NOVEMBER 5, 2003 - NATURAL RESOURCE PARTNERS L.P. (NYSE:NRP) today reported net income of $10.1 million or $0.44 per unit for the third quarter ended September 30, 2003. Earnings before interest, taxes, depletion and amortization (EBITDA) were $19.4 million.

NRP reported net income of $28.3 million or $1.22 per unit for the nine month period ended September 30, 2003. EBITDA for the same nine month period was $51.2 million.

THIRD QUARTER 2003

Third quarter 2003 sales by NRP's lessees generated $20.8 million in coal royalty revenues based on sales volumes of 12.2 million tons, for an average coal royalty revenue of $1.71 per ton. This compares to $12.7 million in coal royalty revenues based on production of 7.9 million tons, for an average coal royalty revenue of $1.62 per ton for the same three month period of 2002. The 64% increase in coal royalty revenue is due mainly to the 54% increase in production with a $0.09 per ton increase in the coal royalty rate. Acquisitions completed during the last year account for $8.1 million of the increase in coal royalty revenues and 4.6 million tons of the increase in production.

"Our lessees generally performed as expected. However, some of our lessees opted to curtail production and sales this quarter in anticipation of higher sales prices of coal in the near future. The benefit of our July acquisition of PinnOak Resources was offset this quarter by traditionally weaker production and sales volumes by our lessees due to miners' vacations and milder weather," said Nick Carter, President and Chief Operating


                                   -continued-

Officer. "Additionally, the previously announced disruption in production at the Pinnacle Mine will affect NRP's fourth quarter income. Pinnacle continued to ship throughout all but the last week of the third quarter from inventory, but it is too early to determine the impact of the disruption on the fourth quarter. If Pinnacle does not sell any coal from the mine in the fourth quarter it would result in a loss of approximately $1.6 million in coal royalty revenue. Pinnacle is working diligently with both federal and state agencies, as well as its employees' union, to get the mine safely back in production as soon as possible."

YEAR TO DATE

For the nine months ended September 30, NRP's lessees sold 33.4 million tons of coal, up 55% from the same period last year. This production generated an approximate 57% increase in coal royalty revenue, or $55.4 million. This increase is primarily due to the acquisitions NRP completed during the last year.

2003 OUTLOOK

Due to the currently idled Pinnacle Mine, NRP is slightly revising its guidance for 2003. NRP currently anticipates that net income will be between $36 and $38 million.

DISTRIBUTIONS

NRP recently announced an increase of $0.015 to its quarterly distribution, which is now $0.5375 per unit, or $2.15 per unit on an annualized basis. This was the second distribution increase in 2003 and equates to a 5% increase in NRP's annualized distributions since going public a year ago.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURES

NRP calculates EBITDA by adding depletion, amortization and interest expense to net income. EBITDA is not defined under generally accepted accounting principles
(GAAP) and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, working capital requirements and minimum distributions. Management also believes that debt holders and investment analysts commonly use EBITDA to analyze company performance. A reconciliation of EBITDA to net income as well as net cash provided by operating activities is included in the tables attached to this release.

Natural Resource Partners L.P., headquartered in Houston, TX, is a master limited partnership principally engaged in the business of owning and managing coal properties in the three major coal-producing regions of the United States:
Appalachia, the Illinois Basin and the Western United States. For further information, please visit the partnership's website at www.nrplp.com.

                                   -continued-
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                                                                    Page 3 of 8

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements include those concerning the 2003 Outlook and the status of the Pinnacle Mine. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in the Partnership's Securities and Exchange Commission filings.


                               -Financials follow-

                         NATURAL RESOURCE PARTNERS L.P.
                              OPERATING STATISTICS
                       (In thousands, except per ton data)
                                   (unaudited)


                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                  SEPTEMBER 30,                     SEPTEMBER 30,
                                              2003            2002              2003            2002
                                           ---------        ---------        ---------        ---------
Coal royalty revenues:
        Appalachia                         $  18,247        $  10,333        $  47,846        $  28,859
        Illinois Basin                           938              818            2,773            2,102
        Northern Powder River Basin            1,611            1,555            4,774            4,214
                                           ---------        ---------        ---------        ---------

  Total                                    $  20,796        $  12,706        $  55,393        $  35,175
                                           =========        =========        =========        =========

Sales volumes (tons):
        Appalachia                            10,081            5,730           27,041           16,065
        Illinois Basin                           818              678            2,368            1,696
        Northern Powder River Basin            1,292            1,454            3,976            3,836
                                           ---------        ---------        ---------        ---------

  Total                                       12,191            7,862           33,385           21,597
                                           =========        =========        =========        =========

Average royalty revenue per ton:
        Appalachia                         $    1.81        $    1.80        $    1.77        $    1.80
        Illinois Basin                          1.15             1.21             1.17             1.24
        Northern Powder River Basin             1.25             1.07             1.20             1.10
                                           ---------        ---------        ---------        ---------

  Total                                    $    1.71        $    1.62        $    1.66        $    1.63
                                           =========        =========        =========        =========


                                  -continued-

                         NATURAL RESOURCE PARTNERS L.P.
                          CONDENSED STATEMENT OF INCOME
                     (In thousands, except per unit amounts)
                                   (unaudited)


                                                            THREE MONTHS              NINE MONTHS
                                                               ENDED                     ENDED
                                                         SEPTEMBER 30, 2003        SEPTEMBER 30, 2003
                                                         ------------------        ------------------
Revenues:
   Coal royalties                                            $   20,796                $   55,393
   Minimums recognized as revenue                                   347                     1,606
   Override royalties                                               152                       813
   Other                                                          2,244                     5,636
                                                             ----------                ----------
      Total revenues                                             23,539                    63,448

Operating costs and expenses:
   Depletion  and amortization                                    6,848                    19,021
   General administrative and other                               2,197                     6,504
   Taxes other than income                                        1,676                     4,257
   Royalty payments                                                 263                       962
                                                             ----------                ----------
      Total operating costs and expenses                         10,984                    30,744
                                                             ----------                ----------
Operating income                                                 12,555                    32,704
Other income (expense)
  Interest expense                                               (2,499)                   (4,096)
  Interest income                                                    56                       159
  Loss from interest rate hedge                                      --                      (499)
                                                             ----------                ----------
Net income                                                   $   10,112                $   28,268
                                                             ==========                ==========

Net income attributable to general partner                   $      202                $      565
                                                             ==========                ==========
Net income attributable to limited partners                  $    9,910                $   27,703
                                                             ==========                ==========
BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT

Common                                                       $     0.44                $     1.22
                                                             ==========                ==========
Subordinated                                                 $     0.44                $     1.22
                                                             ==========                ==========
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:

Common                                                           11,354                    11,354
                                                             ==========                ==========
Subordinated                                                     11,354                    11,354
                                                             ==========                ==========

                                  -continued-

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                                                                     Page 6 of 8

                         NATURAL RESOURCE PARTNERS L.P.
                             STATEMENT OF CASH FLOWS
                                 (In thousands)
                                   (unaudited)


                                                                       THREE MONTHS           NINE MONTHS
                                                                           ENDED                 ENDED
                                                                    SEPTEMBER 30, 2003      SEPTEMBER 30, 2003
                                                                    ------------------      ------------------
Cash flows from operating activities:
    Net income                                                         $   10,112               $   28,268
    Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depletion and amortization                                         6,848                   19,021
         Non-cash interest charge                                              13                       14
    Change in operating assets and liabilities:
         Accounts receivable                                                 (548)                  (1,105)
         Other assets                                                         112                   (2,068)
         Accounts payable and accrued liabilities                           4,060                    3,236
         Deferred revenue                                                     (24)                    (241)
         Long term incentive plan                                             (95)                     703
         Property and franchise taxes payable                                (671)                    (580)
                                                                       ----------               ----------
            Net cash provided by operating activities                      19,807                   47,248
                                                                       ----------               ----------

    Cash flows from investing activities:
         Acquisition of property                                          (58,045)                (123,709)
         Cash held in escrow                                               58,000                       --
                                                                       ----------               ----------
            Net cash used in investing activities                             (45)                (123,709)
                                                                       ----------               ----------

    Cash flows from financing activities:
         Proceeds from loans                                               50,000                  298,100
         Repayment of loans                                               (50,000)                (172,600)
         Distributions to partners                                        (12,106)                 (34,024)
         Other comprehensive loss                                              --                     (931)
                                                                       ----------               ----------
            Net cash provided by financing activities                     (12,106)                  90,545
                                                                       ----------               ----------
    Net increase in cash                                                    7,656                   14,084
    Cash at beginning of period                                            14,181                    7,753
                                                                       ----------               ----------
    Cash at end of  period                                             $   21,837               $   21,837
                                                                       ==========               ==========

    SUPPLEMENTAL INFORMATION:
         Cash paid during the period for interest                      $      337               $    1,753
                                                                       ==========               ==========



                                   -continued-

                         NATURAL RESOURCE PARTNERS L.P.
                             CONDENSED BALANCE SHEET
                                 (In thousands)


                                                           SEPTEMBER 30,          DECEMBER 31,
                                                               2003                  2002

                                                            (UNAUDITED)
                                                            ----------             ----------
Current assets                                              $   32,007             $   17,307

Property and equipment, net                                    479,478                374,187

Other assets                                                     3,179                  1,225
                                                            ----------             ----------

    Total assets                                            $  514,664             $  392,719
                                                                                   ==========

Current liabilities                                         $   15,339             $    3,333

Long term debt                                                 173,650                 57,500

Deferred revenue                                                13,011                 13,252

Accrued liabilities(1)                                             703                     --

Partner's capital                                              311,961                318,634
                                                            ----------             ----------

    Total liabilities and partners' capital                 $  514,664             $  392,719
                                                                                   ==========

Supplemental information:
Long term debt                                              $  173,650             $   57,500
Partner's capital                                              311,961                318,634
                                                            ----------             ----------
Total capitalization                                        $  485,611             $  376,134
Long term debt/Total capitalization                                 36%                    15%

1)  Associated with the Partnership's long term incentive plan



                                  -continued-

                         NATURAL RESOURCE PARTNERS L.P.
               RECONCILIATION OF UNAUDITED GAAP FINANCIAL MEASURES
                         TO NON-GAAP FINANCIAL MEASURES
                                 (In thousands)


                                                                  THREE MONTHS                 NINE MONTHS
                                                                      ENDED                       ENDED
                                                               SEPTEMBER 30, 2003           SEPTEMBER 30, 2003
                                                               ------------------           ------------------
RECONCILIATION OF GAAP "NET INCOME" TO NON-GAAP "EBITDA"
Net income                                                          $   10,112                  $   28,268
Adjustments to reconcile to  EBITDA
    Interest income                                                        (56)                       (159)
    Interest expense                                                     2,499                       4,096
    Depletion and amortization                                           6,848                      19,021
                                                                    ----------                  ----------
      EBITDA                                                        $   19,403                  $   51,226
                                                                    ==========                  ==========


RECONCILATION OF GAAP "NET CASH PROVIDED BY OPERATING
ACTIVITIES"  TO NON-GAAP "EBITDA"

Net cash provided by operating activities                           $   19,807                  $   47,248
Adjustments to reconcile to EBITDA
    Changes in operating assets and liabilities                         (2,834)                         55
    Non-cash interest expense                                              (13)                        (14)
    Interest (income) expense, net                                       2,443                       3,937
                                                                    ----------                  ----------
      EBITDA                                                        $   19,403                  $   51,226
                                                                    ==========                  ==========




                                     -end -